EXHIBIT 23.5
                                                                   ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 1999 relating to the consolidated financial statements and financial statement schedules, which appears in PP&L Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
September 27, 1999